     As filed with the Securities and Exchange Commission on June 17, 2004

                           REGISTRATION NO. 333-76490

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 2 TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                   ALLOY, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                        04-3310676
    (State or other jurisdiction                          (I.R.S. Employer
  of incorporation or organization)                     Identification Number)

                        151 West 26th Street, 11th Floor
                               New York, NY 10001
                                 (212) 244-4307
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               Matthew C. Diamond
                      Chairman and Chief Executive Officer
                        151 West 26th Street, 11th Floor
                               New York, NY 10001
                                 (212) 244-4307
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             With copies to each of:

       Samuel A. Gradess                                Richard M. Graf
    Chief Financial Officer                       Katten Muchin Zavis Rosenman
          Alloy, Inc.                           1025 Thomas Jefferson Street, NW
151 West 26th Street, 11th Floor                     East Lobby, Suite 700
      New York, NY 10001                              Washington, DC 20007

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

THIS POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT ON FORM S-3 (REG. NO. 333-76490) SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8(c) OF THE SECURITIES ACT OF 1933, AS AMENDED.

                          DEREGISTRATION OF SECURITIES

On January 9, 2002, Alloy, Inc., a Delaware corporation (the "Registrant"), filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (Reg. No. 333-76490), as amended on January 30, 2002 (the "Registration Statement"), which originally registered for resale by the selling stockholders named therein a total of 2,069,767 shares of the Registrant's common stock, par value $.01 per share. The Commission declared the Registration Statement effective February 1, 2002.

The Registrant's contractual obligation to maintain the effectiveness of the Registration Statement has terminated. In accordance with the undertaking contained in Part II, Item 17(3) of the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Registrant is filing this Post-Effective Amendment No. 2 to remove from registration 727,469 shares originally registered by the Registration Statement, which remain unsold as of the date hereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 17, 2004.

                                   ALLOY, INC.
                                  (Registrant)

                           By: /s/ Matthew C. Diamond
                            Name: Matthew C. Diamond
                   Title: Chief Executive Officer and Chairman

         In accordance with the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signatures                                       Title                                  Date
----------                                       -----                                  ----
/s/ Matthew C. Diamond                  Chief Executive Officer                June 17, 2004
----------------------               (Principal Executive Officer)
Matthew C. Diamond                            and Chairman

/s/ James K. Johnson, Jr.              President, Chief Operating              June 17, 2004
-------------------------                 Officer and Director
James K. Johnson, Jr.

/s/ Samuel A. Gradess                   Chief Financial Officer                June 17, 2004
---------------------                  (Principal Financial and
Samuel A. Gradess                        Accounting Officer),
                                        Secretary and Director

/s/ Peter M. Graham                             Director                       June 17, 2004
-------------------
Peter M. Graham

/s/ Edward A. Monnier                           Director                       June 17, 2004
---------------------
Edward A. Monnier

/s/ Anthony N. Fiore                            Director                       June 17, 2004
--------------------
Anthony N. Fiore